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                                                                    EXHIBIT 10.3

                             AMENDMENT NO. 1 TO THE
                            STEWART ENTERPRISES, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

      This Amendment No. 1 to the Stewart Enterprises, Inc. Supplemental Executive Retirement Plan is dated effective as of April 1, 2005.

      WHEREAS, the Compensation Committee of the Board of Directors of Stewart Enterprises, Inc. (the "Company") wishes to amend the Supplemental Executive Retirement Plan (the "SERP") to add a participant and to adjust the benefit payment dates;

      NOW THEREFORE, the SERP is hereby amended as follows:

                                       I.

      Article 3, Section 10 shall be amended to name G. Kenneth Stephens, Jr. as a Class B participant and to delete the second paragraph thereof, such that, as amended, Article 3, Section 10 shall read as follows:

            10. PARTICIPANT means each of the nine executives of the Employer listed below as a Class A Participant or a Class B Participant, and each executive added to either list hereafter by action of the Plan
      Administrator:

         CLASS A                                    CLASS B
-----------------------------           -----------------------------
William E. Rowe                         Brent F. Heffron
Brian J. Marlowe                        Randall L. Stricklin
Kenneth C. Budde                        G. Kenneth Stephens, Jr.
                                        Everett N. Kendrick
                                        Lawrence B. Hawkins
                                        Michael K. Crane

                                       II.

      Article 2 of the Plan shall be amended to add the following new paragraph:

      Notwithstanding any provisions to the contrary in Sections 1.3, 1.7, 4.3, 5.1, 6.1 of the Plan, or in any other Section of the Plan, benefits that would otherwise be paid on a monthly basis on the first of the month shall be paid on the date(s) that correspond to the issuance of payroll checks by the Employer, with adjustments to the amount of each payment and to the number of payments as necessary and appropriate (e.g. to account for greater frequency of distributions during a given month).

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      Executed in New Orleans, Louisiana, this 2nd day of May, 2005.

WITNESSES:                                  STEWART ENTERPRISES, INC.

__________________________________          By:  The Compensation Committee
                                                 Of the Board of Directors

__________________________________

                                            By:  /s/ JAMES W. MCFARLAND
                                                 -------------------------------
                                                     James W. McFarland,
                                                          Chairman